SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (as it may from time to time be amended, this “Agreement”), dated as of October 25, 2007, is made and entered into by and among John F. W. Hunt (“Mr. Hunt”) and Marc J. Blazer (“Mr. Blazer”), (each a “Seller” and collectively, the “Sellers”) and the buyers identified on Schedule B hereto (each, a “Buyer” and collectively, the “Buyers”). Certain capitalized terms are defined on Schedule A to this Agreement.

WHEREAS, Mr. Hunt and Mr. Blazer currently own 3,450,000 and 776,250 ordinary shares, respectively, par value $0.0001 per share, of Overture Acquisition Corp., a corporation organized under the laws of the Cayman Islands (the “Company”);

WHEREAS, the Company expects to consummate an initial public offering of 15,000,000 ordinary shares (the “Offering”), which may increase or decrease prior to its consummation, with an option to purchase that number of additional ordinary shares equal to 15% of the size of the Offering (the “Over-allotment Option”);

WHEREAS, the current issued and outstanding share capital consists of 4,312,500 ordinary shares and zero preferred shares (the “Initial Shares”), which number may increase or decrease proportionately if the size of the Offering is increased or decreased;

WHEREAS, the Company desires the Initial Shares will represent 20% of the issued and outstanding ordinary shares at the consummation of the Offering;

WHEREAS, 562,500 of the 4,312,500 Initial Shares will be subject to redemption at the Company’s option in the event that the underwriters of the Offering do not exercise the Over-allotment Option in order to remain at the 20% limit, which redemption will take place on a pro rata basis;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Mr. Hunt and Mr. Blazer each wish to sell 589,688 and 43,125 ordinary shares, respectively (an aggregate of 632,813 ordinary shares) of the Company (“the Shares”), to the Buyers and the Buyers wish to purchase the Shares from Seller, in the respective amounts set forth opposite each Buyer’s name on Schedule B hereto.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

ARTICLE I

PURCHASE OF SHARES

Section 1.1 Sale of Shares. Subject to the terms and conditions hereof, and the Company’s Memorandum and Articles of Association (the “Charter”), as such may be amended from time to time, and in reliance upon the representations and warranties of the parties contained herein, at the Closing, the Sellers shall sell, assign, transfer and deliver the Shares to the Buyers, free and clear of all liens, other than such restrictions as may be imposed pursuant to state or federal securities laws and the Charter, in consideration of the payment of the Purchase Price noted herein.

Section 1.2 Purchase Price. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained herein, at the Closing, the Buyers shall pay to Sellers by wire transfer or by such other method as may be reasonably acceptable to Sellers, in the respective amounts set forth opposite each Buyer’s name on Schedule B hereto, immediately available funds in the aggregate amount of three thousand six hundred sixty-eight dollars and forty-seven cents ($3,668.47) (the “Purchase Price”), in consideration of the sale, assignment, transfer and delivery of the Shares by Seller under this Agreement.

Section 1.3 Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall be held on the date of this Agreement (“Closing Date”) at the offices of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, 20th Floor, New York, New York 10022, or such other place as may be agreed upon by the parties hereto.

Section 1.4 Closing Deliveries. At the Closing, each party shall execute and deliver this Agreement, written instruments of transfer and such other appropriate and customary documents as the other parties reasonably may request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(a) Buyer Deliveries. Without limiting the generality of the foregoing, at the Closing each Buyer shall deliver to each Seller such Buyer’s respective portion of the Purchase Price.

(b) Company Deliveries. Without limiting the generality of the foregoing, at the Closing, or within a reasonable time after the Closing Date, each Seller shall deliver to each Buyer the certificate or certificates representing the Shares purchased by such Buyer, which certificates shall be properly endorsed for transfer or accompanied by duly executed share transfer instruments, if requested by the Buyer.

Section 1.5   Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE BUYERS

Section 2.1 Organization and Good Standing. Each Buyer which is an entity is duly organized, validly existing, and in good standing under the laws of the state of its formation.

Section 2.2 Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Buyers, enforceable against each Buyer in accordance with its terms. Each Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Buyer has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by, and is enforceable against, each Buyer, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

Section 2.3 No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Buyers, nor the consummation or performance by the Buyers of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (i) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (a “Governmental Body”), (ii) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (iii) contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including a lease, sublease and rights thereunder (“Contract”) or permit, license, certificate, waiver, notice and similar authorization (“Permit”) to which, in the case of (i), (ii) or (iii), any Buyer is a party or by which any Buyer is bound or any of its assets are subject, or (iv) any provision of the organizational documents of any Buyer as in effect on the Closing Date; (b) require any Consent under any Contract or organizational document to which any Buyer is a party or by which it is bound or any of its assets are subject; or (c) require any Permit under any Law or Order other than (i) required filings, if any, with the Securities and Exchange Commission (“SEC”) and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder.

Section 2.4 Investment Representations.

(a) Each Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. Each Buyer acknowledges that there is a substantial risk that it will lose all or a portion of its investment and should be financially capable of bearing the risk of such investment for an indefinite period of time. Each Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Each Buyer understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future. Each Buyer’s present financial condition is such that it is under no present or contemplated future need to dispose of any portion of the Shares subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. Each Buyer’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in the Shares will not cause such overall commitment to become excessive.

(b) Each Buyer acknowledges that the Shares have not been registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts, except those state securities acts that require registration of the Shares thereunder. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Buyers’ representations and warranties set forth herein. Each Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless such Buyer either registers the Shares in accordance with federal and state securities laws or finds and complies with an exemption under such laws. Accordingly, each Buyer hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Shares. Each Buyer understands that the Company is under no obligation to register the Shares under the Securities Act or to comply with any applicable exemption under the Securities Act on behalf of such Buyer with respect to any resale of the Shares and that such Buyer will not be able to avail itself of the provisions of Rule 144 promulgated under the Securities Act with respect to the resale of the Shares until the Shares have been beneficially owned by such Buyer for a period of at least one (1) year from date of purchase. Each Buyer further understands that any certificates evidencing the Shares bear a legend referring to the foregoing transfer restrictions.

(c) In evaluating the merits and risks of an investment in the Shares, each Buyer has had the opportunity to seek the advice of its legal and financial advisors, has availed itself of that right to the extent deemed appropriate, and has not relied on the advice of Seller or Seller’s legal and financial counsel.

(d) The Shares are being acquired solely for each Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and each Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Each Buyer is not taking and will not take or cause to be taken any action that would cause such Buyer to be deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(e) There are substantial risk factors pertaining to an investment in the Shares. Buyer acknowledges that the Company is an entity with limited operating history and financial resources; and each Buyer is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(f) Each Buyer has been given the opportunity to (i) ask questions of and receive answers from Seller and the Company and their designated representatives concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist each Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. Each Buyer further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and an investment in the Company. Each Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(g) Each Buyer understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Shares.

Section 2.5 Nature of Representations and Warranties. Notwithstanding any other provision of this Article 2, each representation and warranty made by the Buyers hereunder should be deemed to be made severally, and not jointly.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1 Power and Authority. This Agreement constitutes the legal, valid, and binding obligation of each Seller, enforceable against each Seller in accordance with its terms. Each Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Seller has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, each Seller.

Section 3.2 No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by each Seller, nor the consummation or performance by each Seller of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, Contract or Permit to which each Seller is a party or by which it is bound or any of its assets are subject, (b) result in the imposition of any lien, claim or encumbrance upon any assets owned by Seller; (c) require any Consent under any Contract or organizational document to which Seller is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

Section 3.3 Capitalization. Prior to the sale of the Shares to the Buyers pursuant to this Agreement, the Sellers owned 4,312,500 ordinary shares of the Company, which constituted all of the issued and outstanding shares of share capital of the Company.

Section 3.4 Title to Securities. All of the Shares have been duly and validly authorized and issued and are fully paid and non-assessable. Upon the sale and purchase of the Shares pursuant to the terms hereof, the Buyers will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions under federal and state securities laws, and (ii) liens, claims or encumbrances imposed due to the actions of the Buyers.

Section 3.5 Due Incorporation. The Company has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 4.2 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

Section 4.3 Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, other than an assignment by any of the Buyers to an affiliate thereof. Any purported assignment in violation of this Section 4.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Section 4.4 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to a Buyer:	To the address set forth below such Buyer’s name on the signature pages hereto.

If to Sellers:	John F. W. Hunt
127 East 73rd Street
New York, NY 10021
Phone: (212) 517-9199
Fax:

If to Sellers:	Marc J. Blazer
325 North End Avenue
Apt. PHB
New York, NY 10282
Phone: (212) 625-1141
Fax:

Copy to (which will not constitute notice):	Akin Gump Strauss Hauer & Feld LLP
590 Madison Ave., 20th Floor
New York, New York 10022

Attn: Bruce Mendelsohn, Esq.
Phone: (212) 872-8117
Fax: (212) 872-1002

Any party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

Section 4.5 Specific Performance. Each party hereto acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties hereto and the matter, in addition to any other remedy to which they may be entitled, at Law or in equity.

Section 4.6 Waiver of Jury Trial. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

Section 4.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 4.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.9 Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

Section 4.10 Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

Section 4.11 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 4.12 Expenses. Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, provided that upon the consummation of the initial public offering of the Company, all such accrued fees and expenses of legal counsel of the Buyers shall be paid by the Company.

Section 4.13 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 4.14 Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

Section 4.15 Remedies. The parties hereto shall have all remedies for breach of this Agreement available to them as provided by law or equity.

Section 4.16 Publicity. None of the parties hereto, nor their respective representatives, agents, affiliates, subsidiaries, directors, advisors, controlling persons, employees or members shall issue or cause the publication of any press release, advertisement or other public communication relating to this Agreement or any of the other documents contemplated hereunder, without the prior written consent of the other party, except where the disclosure of information is required by law, rule, regulation, regulatory inquiry or other judicial process.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SELLER:
/s/ John F. W. Hunt
John F. W. Hunt

Address:

BUYERS:

/s/ Marc J. Blazer
Marc J. Blazer

Address:

/s/ Lawton W. Fitt
Lawton W. Fitt

Address:

/s/ Mark Booth
Mark Booth

Address:

/s/ Paul S. Pressler
Paul S. Pressler

Address:

AGREED TO AND ACKNOWLEDGED BY:

Overture Acquisition Corp.
By:	/s/ John F. W. Hunt
Name:	John F. W. Hunt
Title:	Chief Executive Officer

Signature Page to Share Purchase Agreement

SELLER:

/s/ Marc J. Blazer
Marc J. Blazer

Address:

BUYERS:

/s/ Lawton W. Fitt
Lawton W. Fitt

Address:

/s/ Mark Booth
Mark Booth

Address:

/s/ Paul S. Pressler
Paul S. Pressler

Address:

AGREED TO AND ACKNOWLEDGED BY:
Overture Acquisition Corp.
By:	/s/ John F. W. Hunt
Name:	John F. W. Hunt
Title:	Chief Executive Officer

Signature Page to Share Purchase Agreement

SCHEDULE A

DEFINITIONS

As used in the Share Purchase Agreement dated as of October 25, 2007, by and amount John F. W. Hunt and Marc J. Blazer and the Buyers identified on Schedule B (the “Agreement”), the following terms shall have for all purposes the following meanings:

“Buyers” shall have the meaning set forth in the preamble to the Agreement.

“Charter” shall have the meaning set forth in the Preamble to the Agreement.

“Closing” shall have the meaning set forth in Section 1.3 of the Agreement.

“Closing Date” shall have the meaning set forth in Section 1.3 of the Agreement.

“Company” shall have the meaning set forth in the recitals to the Agreement.

“Consent” means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

“Contract” shall have the meaning set forth in Section 2.3 of the Agreement.

“Governmental Body” shall have the meaning set forth in Section 2.3 of the Agreement.

“Law” shall have the meaning set forth in Section 2.3 of the Agreement.

“Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than (i) statutory, mechanics’ or other Liens incurred in the ordinary course of business or (ii) Liens for taxes incurred but not yet due.

“Order” shall have the meaning set forth in Section 2.3 of the Agreement.

“Permit” shall have the meaning set forth in Section 2.3 of the Agreement.

“Purchase Price” shall have the meaning set forth in Section 1.2 of the Agreement.

“SEC” shall have the meaning set forth in Section 2.3 of the Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

“Seller” shall have the meaning set forth in the preamble to the Agreement.

Schedule A

“Sellers” shall have the meaning set forth in the preamble to the Agreement.

“Shares” shall have the meaning set forth in the recitals to the Agreement.

Schedule A

SCHEDULE B

SHARES

Buyer	Shares Sold by John F.W. Hunt	Purchase Price Paid to John F.W. Hunt
Marc Blazer	75,000	$434.78
Lawton Fitt	400,875	$2,323.91
Mark Booth	12,938	$75.00
Paul Pressler	100,875	$584.78
Total	589,688	$3,418.47

Buyer	Shares Sold by Marc Blazer	Purchase Price Paid to Marc Blazer
Lawton Fitt	17,250	$100
Mark Booth	8,625	$50
Paul Pressler	17,250	$100
Total	43,125	$250

Schedule B